Use this form if you are unable to deliver your Liberty Bancorp, Inc. stock certificate(s), or cannot complete the procedures for book-entry transfer, by the election deadline.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF
Liberty Bancorp, Inc.

(Not To Be Used For Signature Guarantees)

This form must be used in connection with your tender if:

(a) the certificates for your shares of common stock of Liberty Bancorp, Inc. are not immediately available and time will not permit the stock certificates and other required documents to be delivered to the Depositary on or before 5:00 p.m., Eastern Time, on November 20, 2009 (the "Offering Deadline"); or

(b) the procedures for book-entry transfer cannot be completed before the Offering Deadline.

This form and the Letter of Transmittal may be delivered by hand, mail, or facsimile transmission to the Depositary, and must be received by the Depositary on or before the Offering Deadline.

The Depositary is:
Registrar and Transfer Company

By Mail or Facsimile:
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
P.O. Box 645
Cranford, New Jersey 07016
Fax: (908) 497-2311

By Hand / Overnight Courier:
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
10 Commerce Drive
Cranford, New Jersey 07016

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby surrenders to Registrar and Transfer Company, the Depositary, pursuant to the terms and subject to the conditions set forth in the Offer by Liberty Bancorp, Inc. to Purchase For Cash dated October 13, 2009 and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of Liberty Bancorp, Inc. set forth below pursuant to the guaranteed delivery procedures outlined in the section of the Offer to Purchase entitled "Terms of the Offer – Procedure for Tendering Shares – Guaranteed Delivery."

(Please type or print)

Certificate Nos.
(if available): ______________________ **Signature(s)** ______________________

No. of shares (cash): ______________________ ______________________

No. of shares (stock): ______________________ ______________________

Name(s) ______________________ **Dated:** ______________________

Address ______________________

____

____

____
Area Code(s) and Telephone Number(s)

If Shares will be delivered by book entry transfer, fill in the applicable account number below:

The Depository Trust Company

DTC Account No.: ______________________

Transaction Code No.: ______________________

GUARANTEED DELIVERY PROCEDURE

For eligible stockholders whose shares of Liberty Bancorp, Inc. common stock are available, in order for a tender to be effective, the Depositary must receive a properly completed Letter of Transmittal, accompanied by the Liberty Bancorp, Inc. stock certificate(s) (or a proper guarantee of delivery, as described below), Letter of Transmittal or transfer book-entry shares no later than 5:00 p.m., Eastern Time, on November 20, 2009. Persons whose Liberty Bancorp, Inc. certificate(s) are not immediately available also may make a tender by completing the Letter of Transmittal (or a facsimile thereof) and submitting it to the Depositary by the offering expiration date along with this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the Financial Industry Regulatory Authority or a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program or is an "Eligible Guarantor Institution," as such term is defined in Rule 17AD-15 under the Securities Exchange Act of 1934, as amended (subject to the condition that the certificates, the delivery of which is hereby guaranteed, are in fact delivered to the Depositary no later than 5:00 p.m., Eastern Time, on November 25, 2009 (the "Guaranteed Delivery Deadline")).

If the Depositary does not receive a properly completed Letter of Transmittal accompanied by all stock certificate(s) by November 20, 2009 (unless a Guarantee of Delivery has been properly completed and delivered by the offering expiration date), eligible Liberty Bancorp, Inc. stockholders will be deemed to have not made a tender pursuant to the Offer to Purchase.

DELIVERY GUARANTEE
(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL BY 5:00 P.M., EASTERN TIME, ON NOVEMBER 20, 2009.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares of Liberty Bancorp, Inc. common stock to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature: ______________________________

____

Name: ______________________________
(Please Print)

Title: ______________________________

Name of Firm: ______________________________

Address: ______________________________

____
(Including Zip Code)

Daytime Area Code and Telephone Number: ______________________________

Date: ______________________________